_______________________________________________________________________________________________________________________________________________________________
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ATLANTIC CITY ELECTRIC COMPANY

(a New Jersey corporation)

First Mortgage Bonds, 4.35% Series due April 1, 2021

PURCHASE AGREEMENT

Dated:  March 29, 2011

_______________________________________________________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________________________________________________

  i

(i)	Blue Sky Qualifications		13
(j)	Rule 158		13
(k)	Filing Fees		14
(l)	Use of Proceeds		14
(m)	Restriction on Sale of Securities		14

SECTION 4.	Payment of Expenses		14

(a)	Expenses Payable by the Company		14
(b)	Expenses Payable by the Underwriters		14
(c)	Expenses Upon Termination		14

SECTION 5.	Conditions of Underwriters’ Obligations; Termination of Agreement		14

(a)	Conditions		14
	(i)	No Stop Order; Commission Filings	15
	(ii)	Opinions of Counsel for Company	15
	(iii)	Opinion of Counsel for Underwriters	15
	(iv)	No Material Adverse Change; Officers’ Certificate	15
	(v)	Accountant’s Comfort Letter	15
	(vi)	Bring-down Comfort Letter	16
	(vii)	Maintenance of Rating	16
	(viii)	Additional Documents	16
(b)	Termination of Agreement		16

SECTION 6.	Indemnification		16

(a)	Indemnification of Underwriters		16
(b)	Indemnification of Company, Directors and Officers		17
(c)	Actions against Parties; Notification		17

SECTION 7.	Contribution		18

SECTION 8.	Representations, Warranties and Agreements to Survive		19

SECTION 9.	Termination of Agreement		19

(a)	Termination; General		19
(b)	Liabilities		19

SECTION 10.	Default by One or More of the Underwriters		19

SECTION 11.	Notices		20

SECTION 12.	Parties in Interest		20

SECTION 13.	No Advisory or Fiduciary Relationship		21

SECTION 14.	Governing Law and Time		21

SECTION 15.	Counterparts		21

SECTION 16.	Entire Agreement		21

SECTION 17.	Effect of Headings		21

ii

SCHEDULES
Schedule A	—	List of Underwriters	Sch A-1
Schedule B	—	Issuer Free Writing Prospectuses	Sch B-1
Schedule C	—	Term Sheet	Sch C-1

EXHIBITS
Exhibit A	—	Form of Opinion of Kirk J. Emge	A-1
Exhibit B	—	Form of Opinion of Philip J. Passanante, Esq	B-1
Exhibit C	—	Form of Opinion of Covington & Burling LLP	C-1

iii

ATLANTIC CITY ELECTRIC COMPANY

(a New Jersey corporation)

$200,000,000

First Mortgage Bonds, 4.35%Series due April 1, 2021

PURCHASE AGREEMENT

March 29, 2011

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Scotia Capital (USA) Inc.
One Liberty Plaza
165 Broadway, 25th Floor
New York, New York 10006

Wells Fargo Securities, LLC
One Wells Fargo Center
301 S. College Street
Charlotte, North Carolina 28202

As Representatives of the Several Underwriters

Ladies and Gentlemen:

Atlantic City Electric Company, a New Jersey corporation (the “Company”), confirms its agreement (the “Agreement”) with Citigroup Global Markets Inc. (“Citi”), Scotia Capital (USA) Inc. (“Scotia”) and Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citi, Scotia and Wells Fargo are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of $200,000,000 in aggregate principal amount of the Company’s First Mortgage Bonds, 4.35% Series due April 1, 2021 (the “Securities”).

The Securities are to be issued under the Mortgage and Deed of Trust, dated as of January 15, 1937, from the Company to The Bank of New York Mellon (formerly Irving Trust Company), as trustee (the “Trustee”), as amended and supplemented by various instruments including the supplemental indenture, dated as of March 29, 2011 (the “Supplemental Indenture”), establishing the terms of the Securities, such Mortgage and Deed of Trust, as so amended and supplemented, being hereinafter called the “Indenture”.

The Company understands that the Underwriters propose to make a public offering of the Securities promptly after this Agreement has been executed and delivered.

On September 20, 2010, the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-169477-01), for the registration of securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the offer and sale thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), and for the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

When used in this Agreement, the following terms have the specified meanings:

“Applicable Time” means 1:30 P.M. (Eastern time), on March 29, 2011.

“Base Prospectus” means the base prospectus relating to the Securities filed as part of the Registration Statement, in the form in which it has been most recently filed with the Commission prior to the date of this Agreement.

“Disclosure Package” means, collectively, (i) the Pricing Prospectus, (ii) the Term Sheet and (iii) any other Issuer Free Writing Prospectus listed on Schedule B.

“Effective Time” means the date and time of the effectiveness of the Registration Statement for purposes of paragraph (f)(2) of Rule 430B of the 1933 Act Regulations, as applied to the Underwriters.

“Issuer Free Writing Prospectus” means (i) the Term Sheet and (ii) any other “issuer free writing prospectus” (as defined by Rule 433 of the 1933 Act Regulations (“Rule 433”)) with respect to the Securities.

“Preliminary Prospectus” means either (i) the Base Prospectus or (ii) the Base Prospectus as supplemented by a preliminary prospectus supplement provided by the Company to the Underwriters for use in connection with the offering of the Securities, in either case as filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).

“Pricing Prospectus” means the Preliminary Prospectus in the form most recently provided to the Underwriters for use in connection with the offering of the Securities prior to the Applicable Time.

“Prospectus” means the Base Prospectus as supplemented by the final prospectus supplement relating to the offer and sale of the Securities, as filed with the Commission pursuant to Rule 424(b).

“Registration Statement” means, as of any particular time, the Company’s registration statement on Form S-3 (No. 333-169477-01), referred to above, including (a) any amendments thereto at such time, (b) the exhibits and schedules thereto at such time and (c) any prospectus filed with the Commission pursuant to Rule 424(b) that, in accordance with Rule 430B of the 1933 Act Regulations (“Rule 430B”), is deemed to be a part thereof.

“Term Sheet” means the term sheet prepared and filed pursuant to Section 3(a) of this Agreement.

The foregoing definitions are subject to the following qualifications:

(a)           all references in this Agreement to the Registration Statement, any Preliminary Prospectus, or the Prospectus or to any of the financial statements, schedules or other information that is “contained”, “included” or “stated” (or other words of like import) therein shall be deemed to include the information contained in documents filed with the Commission under the Securities Exchange Act of

1934, as amended (the “1934 Act”), that are incorporated, or deemed incorporated, therein by reference  pursuant to Item 12 of Form S-3 under the 1933 Act, to the extent such information has not been superseded or modified in accordance with Rule 412 under the 1933 Act (as qualified by Rule 430B(g) of the 1933 Act Regulations) and (i) in the case of references to the “Registration Statement” are filed with the Commission at or prior to the Effective Time and (ii) in the case of references to any “Preliminary Prospectus” or the “Prospectus” are filed with the Commission at or prior to the date thereof;

(b)           all references in this Agreement to an amendment to the Registration Statement shall be deemed to include any document filed under the 1934 Act subsequent to the date thereof that is deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act;

(c)           all references in this Agreement to an amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any document filed under the 1934 Act subsequent to the date thereof that is deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; and

(d)           all references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1.	Representations and Warranties.

(a) Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter on the date of this Agreement, at the Applicable Time and at the Closing Time as follows:

(i) Compliance with Securities Law Requirements.

                  (A)       Well-Known Seasoned Issuer Status.  At the time the Registration Statement was filed with the Commission and as of the most recent amendment, if any, to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act, or form of prospectus), each of the Company and Pepco Holdings, Inc. (“PHI”), of which the Company is an indirect wholly-owned subsidiary, was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations.

                  (B)       Eligibility to Use Form S-3.  At the time the Registration Statement was filed with the Commission and at the time of the most recent amendment, if any, to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act, the Company met the requirements for use of Form S-3 under the 1933 Act.

                  (C)       Status and Content of the Registration Statement. The Registration Statement became effective automatically upon the filing thereof with the Commission under the 1933 Act on September 20, 2010.  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted by the Commission or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement has been complied with.  At the time the Registration Statement became effective, at the time of each amendment, if any, to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act and at the Effective Time, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”).  At the Effective Time, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (D)       Status and Content of the Preliminary Prospectus.  Each Preliminary Prospectus, as of its date and at the time it was filed with the Commission, conformed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, and did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each Preliminary Prospectus delivered to the Underwriters in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR (except that the registration fee table has been deleted from the cover thereof), except to the extent permitted by Regulation S-T.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

                  (E)       Issuer Free Writing Prospectuses.  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.  Each Issuer Free Writing Prospectus, at the time it was filed with the Commission pursuant to Rule 433 (i) did not include any information that conflicts with (A) information contained in the Registration Statement, including any prospectus or prospectus supplement that is part of the Registration Statement, and not superseded or modified, or (B) information contained in the Company’s periodic and current reports filed with the Commission pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated or deemed incorporated by reference in the Registration Statement, and not superseded or modified, and (ii) complied in all other respects with the requirements of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164).  No order preventing or suspending the use of any Issuer Free Writing Prospectus has been issued by the Commission.

                  (F)       Content of the Disclosure Package.  The Disclosure Package, at the Applicable Time, did not, and, at the Closing Time, will not, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (G)       Status and Content of the Prospectus.  The Prospectus, as of its date, at the time it is filed with the Commission and at the Closing Time, will conform in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus delivered to the Underwriters in connection with the offering of the Securities will be identical to the copy thereof filed electronically with the Commission pursuant to EDGAR (except that the registration fee table has been deleted from the cover thereof), except to the extent permitted by Regulation S-T.

(H) Description and Filing of Contracts and Documents. All contracts or documents that are required to be described in the Registration Statement, the Pricing Prospectus

or the Prospectus or to be filed as exhibits to the Registration Statement have been so described and filed as required.

        The representations and warranties in this subsection (a) shall not apply to any statements in or omissions from the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use therein.

         (ii)     Incorporated Documents.  The documents incorporated or deemed incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply, as applicable, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when filed did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (iii)    Independent Accountants.  The accountants who audited the financial statements and financial statement schedules included in the Registration Statement, the Disclosure Package and the Prospectus are independent registered public accountants within the meaning of Regulation S-X of the Commission.

         (iv)     Financial Statements.  The financial statements, together with the respective schedules and notes relating thereto, included in the Registration Statement, the Disclosure Package and the Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  Any pro forma financial information included in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The financial statements and other financial data included in the Registration Statement, each Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of paragraph (e) of Item 10 of Regulation S-K.

         (v)     No Material Adverse Change in Business.  Since the date of the latest audited balance sheet included in the Disclosure Package and the Prospectus and except as disclosed therein, there has been no material adverse change in the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such change, a “Material Adverse Change”).

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such effect, a “Material Adverse Effect”).

(vii) No Significant Subsidiaries. The Company has no “significant subsidiaries” as defined in Rule 1-02 of Regulation S-X.

      (viii)    Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Conectiv, LLC, a Delaware limited liability company wholly-owned by PHI; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (x)     Authorization of the Indenture.  The Indenture has been duly authorized, and the Indenture (excluding the Supplemental Indenture) has been, and, at the Closing Time the Indenture will be, duly executed and delivered by the Company; and the Indenture (excluding the Supplemental Indenture) constitutes, and, at the Closing Time, the Indenture will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting mortgagees’ and other creditors’ rights and to general equity principles and except to the extent that the law of the jurisdictions in which the mortgaged property is located may limit or deny certain remedial provisions of the Indenture.  The Indenture (excluding the Supplemental Indenture) has been and, at the Closing Time, the Indenture will have been duly qualified under the 1939 Act.

         (xi)     Authorization of the Securities.  The Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company; and, when the Securities have been (A) authenticated and delivered by the Trustee under the Indenture and (B) issued and delivered by the Company against payment of the purchase price therefor as provided in this Agreement, the Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be entitled to the benefits of the Indenture ratably with all other securities outstanding thereunder.

        (xii)     Description of the Securities and the Indenture.  The descriptions of the Securities and the Indenture in the Registration Statement, the Disclosure Package and the Prospectus are accurate in all material respects and the Indenture is, and the Securities will be, in substantially the respective forms filed or incorporated by reference as exhibits to the Registration Statement.

             (xiii)     Absence of Defaults and Conflicts. The Company is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”) except for such defaults as have not resulted, and are not reasonably expected to result, in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities, and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the Disclosure Package and the Prospectus) and compliance by the Company with its obligations hereunder, under the Indenture and under the terms of the Securities, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien (as defined below), other than the Lien of the Indenture, upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Liens as would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

        (xiv)     Absence of Labor Disputes.  No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect.

         (xv)     Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, that (A) is required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus and is not disclosed as required, (B) could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or (C) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, could reasonably be expected to result in a Material Adverse Effect.  The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its properties or assets is the subject that are not described in the Pricing Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

        (xvi)     Absence of Further Requirements.  All filings with, and authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees of, any court or governmental authority or agency that are necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance by the Company of the Indenture, have been obtained, except such as may be required under the 1933 Act or the 1933 Act Regulations or under state securities laws, and the Company has complied with all terms and conditions contained in such authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees as have been obtained.

       (xvii)     Possession of Licenses and Permits.  The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and is in compliance with the terms and conditions of all such Governmental Licenses, except (a) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or (b) where the failure so to possess any such Governmental License or to comply therewith would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, the revocation or modification of which would, singly or in the aggregate, result in a Material Adverse Effect.

      (xviii)     Title to Property and Mortgaged Property.  The Company has good and marketable title to all real property owned by the Company and described in the Indenture as subject to the lien thereof, and good title to all other property owned by the Company and so described as subject to such lien, in each case, subject only to such exceptions, defects and qualifications as do not (A) affect the value of any such properties that are material to the business of the Company in any material respect or (B) affect the use made or proposed to be made of such properties by the Company in any material respect; and the descriptions of all such property contained in the Indenture are correct and adequate for purposes of the lien purported to be created by the Indenture.

        (xix)     Lien of Indenture.  The Indenture (excluding the Supplemental Indenture) constitutes, and at the Closing Time the Indenture will constitute, a valid first lien upon and security interest in the interest held by the Company in its property covered by the Indenture, subject to no mortgage, pledge, lien, security interest, charge or other encumbrance of any kind (collectively, “Liens”) prior to the lien of the Indenture except “permitted liens” (as defined in the Indenture) and other Liens permitted by the Indenture and to such other matters as do not materially affect the security for the Securities.  The Indenture (excluding the Supplemental Indenture) by its terms effectively subjects, and at and after the Closing Time the Indenture by its terms will effectively subject, to the lien thereof all property (except property of the kinds specifically excepted from the lien of the Indenture) acquired by the Company after the date of the execution and delivery of the Indenture, subject to no Lien prior to the lien of the Indenture except (A) “permitted liens” (as defined in the Indenture), (B) any Lien thereon existing at the time of such acquisition, (C) any Lien for unpaid portions of the purchase price thereof placed thereon at the time of such acquisition, (D) with respect to real property, any Lien placed thereon following the acquisition thereof by the Company and prior to the recording and filing of a supplemental indenture or other instrument specifically describing such real property, (E) as otherwise provided in Article XII of the Indenture, (F) except for possible claims in bankruptcy and possible claims for taxes and (G) such other matters as would not materially affect the security for the Securities.  At the Closing Time, the Indenture (except for the Supplemental Indenture) will have been duly recorded, and the Supplemental Indenture will have been duly filed for recordation as a mortgage of real estate, in the only counties in which any real property subject to the lien of the Indenture is located, and all requisite steps will have been taken to perfect the security interest of the Indenture in personal property of the Company; and at the Closing Time all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements and similar documents and the issuance of the Securities will have been paid.

         (xx)     Leases.  All of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect, and the Company has no notice of any claim of any sort asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease, that, if the subject of an adverse decision, ruling or finding, would have a Material Adverse Effect.

        (xxi)     Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

       (xxii)     Environmental Laws.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending, or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) to the knowledge of the Company, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or Environmental Laws.

(xxiii) Internal Controls. (A) The Company has established and maintains the following:

(I) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the 1934 Act (the “Accounting Controls”);

(II) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the 1934 Act (the “Disclosure Controls”); and

         (III)       “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the 1934 Act (the “Reporting Controls” and, together with the Accounting Controls and the Disclosure Controls, the “Internal Controls”);

(B) The Internal Controls are evaluated by the Company periodically as appropriate and, in any event, as required by law;

(C) Based on the most recent evaluations of the Accounting Controls, the Accounting Controls perform the functions for which they were established in all material respects;

                       (D)       As of the most recent date as of which the effectiveness of the design and operation of the Disclosure Controls were evaluated by the Company, the Disclosure Controls were effective to provide reasonable assurance that material information relating to the Company and its subsidiaries that is required to be disclosed in reports filed with, or submitted to, the Commission under the 1934 Act (I) is recorded, processed, summarized and reported within the time periods specified by the Commission rules and forms and (II) is accumulated and communicated to management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure;

                       (E)       As of the most recent date as of which the Reporting Controls were evaluated by the Company), the Reporting Controls were effective based on criteria established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission; and

                       (F)       Since the respective dates as of which the Internal Controls were last evaluated, nothing has come to the attention of the Company that has caused the Company to conclude that (I) the Accounting Controls do not perform the functions for which they were established in all material respects or (II) the Disclosure Controls or the Reporting Controls are not effective (within the meaning of the evaluation standards identified above).

         (xxiv)     Compliance with Sarbanes Oxley.  The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission that have been adopted thereunder, all to the extent that such act and such rules and regulations are in effect and applicable to the Company.

           (b)        Officer’s Certificates.  Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters in connection with the offer and sale of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.	Sale and Delivery to Underwriters; Closing; Covenants of the Underwriters.

           (a)        Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of 99.198% of the principal amount thereof, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

           (b)        Payment.  Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Covington & Burling LLP at 1201 Pennsylvania Avenue, N.W., Washington, D.C. 20004, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized Citi, for its account, to accept delivery of, receipt for, and to make payment of the purchase price for, the Securities which it has agreed to purchase.  Any or all of the Underwriters may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

           (c)        Denominations; Registration.  The Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time.  The Securities will be made available for examination and packaging by the Representatives in Washington D.C. not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

           (d)        Delivery of Global Securities.  In lieu of the delivery to the Underwriters of certificates representing the Securities at the Closing Time, as contemplated above, the Company, with the approval of the Representatives, may deliver one or more global Securities to a custodian for The Depository Trust Company (“DTC”), to be held by DTC initially for the accounts of the several Underwriters.

           (e)        Notice of Completion.  Promptly after the completion of the distribution of the Securities by the Underwriters, the Representatives shall deliver to the Company a notice in writing confirming the completion of the distribution (the “Notice of Completion”).

           (f)        Use of Free Writing Prospectuses.  Each Underwriter, severally and not jointly, represents and agrees that it has not made and, without the prior written consent of the Company and the Representatives, will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) that the Company would be required to file with the Commission under Rule 433, except the Term Sheet to be prepared and filed in accordance with Section 3(a).

SECTION 3.	Covenants of the Company.

           (a)        Preparation and Filing of Term Sheet.  The Company will prepare a term sheet (the “Term Sheet”), containing solely a description of the final terms of the Securities and the offering thereof, in the form attached as Schedule C hereto, and after affording the Representatives the opportunity to comment thereon, file the Term Sheet with the Commission pursuant to Rule 433(d) within the time required by such Rule.

           (b)        Preparation and Filing of the Prospectus.  The Company will prepare the Prospectus and, after affording the Representatives the opportunity to comment thereon, file the Prospectus with the Commission in accordance with Rule 424(b) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement.

           (c)        Review of Amendments and Supplements.  The Company will not amend the Registration Statement, or amend or supplement the Prospectus or the Term Sheet, prior to the delivery of the Notice of Completion without providing notice to the Representatives at least 24 hours, or such shorter period as is reasonably required by the circumstances, prior to the filing thereof with the Commission.  Except in the case of any such amendment or supplement to be made by the filing under the 1934 Act of a document that will be incorporated by reference in the Registration Statement or the Prospectus that would be made by the Company irrespective of the offer and sale of the Securities, the Company will not effect such amendment or supplement without the consent of the Representatives on behalf of the Underwriters, such consent not to be unreasonably withheld or delayed.  Neither the consent of the Representatives, nor the delivery of any such amendment or supplement by any Underwriter, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

           Prior to the delivery of the Notice of Completion, the Company will notify the Representatives immediately, and confirm such notice in writing, when any post-effective amendment to the Registration Statement shall have been filed or shall become effective and when any supplement to the Prospectus or any amended Prospectus shall have been filed.

          (d)        Free Writing Prospectuses.  Other than any Issuer Free Writing Prospectus listed on Schedule B and the Term Sheet to be prepared and filed in accordance with Section 3(a), the Company has not made and, without the consent of the Representatives on behalf of the Underwriters, will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined by Rule 405, including an Issuer Free Writing Prospectus.

          ( e)        Notification of Commission Comments and Orders, Etc.  The Company will notify the Representatives of (i) the receipt of any comments from the Commission with respect to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, including any request by the Commission for any amendment, supplement or additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or the initiation or threatening of any proceeding for such purpose.  The Company will make every reasonable effort to prevent the issuance of any stop order and, in the event of any stop order, to obtain the lifting thereof as soon as possible.

           (f)        Delivery of Registration Statements.  The Company will deliver to each of the Representatives and to counsel for the Underwriters, upon request and without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including, in each case, all exhibits filed therewith or incorporated by reference).  Such copies of the Registration Statement and amendments thereto so furnished to the Representatives will be identical to the copies thereof filed electronically with the Commission pursuant to EDGAR (except that the registration fee table may be deleted from the cover thereof), except to the extent permitted by Regulation S-T.

           (g)        Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of any Preliminary Prospectus and any Issuer Free Writing Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies by the Underwriters for purposes of the offer and sale of the Securities in a manner consistent with the 1933 Act and the 1933 Act Regulations.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered under the 1933 Act, such number of copies of the Prospectus (and any supplements thereto and amendments thereof) as such Underwriter may reasonably request.  Such copies of the Prospectus (and supplements thereto and amendments thereof) so furnished to the Underwriters will be identical to the copies thereof filed electronically with the Commission pursuant to EDGAR

(except that the registration fee table may be deleted from the cover thereof), except to the extent permitted by Regulation S-T.

            (h)        Continued Compliance with Securities Laws.  (i)  Until the Notice of Completion has been delivered, the Company will file all reports and other documents that it is required to file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and will otherwise comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.

(ii)           The Company will notify the Representatives promptly if, prior to the delivery of the Notice of Completion, (A) any filing is made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction or (B) any material change occurs in or affecting the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise that (I) is not disclosed in the Registration Statement or the Prospectus or (II) makes any statement in the Registration Statement or the Prospectus false or misleading.

(iii)           Upon any notification pursuant to clause (ii)(B) above, or if prior to delivery of the Notice of Completion any event shall occur as a result of which it is necessary, in the reasonable judgment of the Company or of the Representatives, (A) to amend the Registration Statement in order that it shall not, as of the Effective Time, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or otherwise to comply with the requirements of the 1933 Act or the 1933 Act Regulations or (B) to amend the Prospectus in order that it shall not, as of the time it (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered to purchasers, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading or otherwise to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request.

           (i)        Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to take such action, if any, as may be required to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Company will notify the Representatives of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will make every reasonable effort to prevent any such suspension and, in the event of any such suspension, to obtain the lifting thereof as soon as possible.

           (j)        Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and Rule 158 thereunder.

           (k)        Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

           (l)        Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

           (m)        Restriction on Sale of Securities.  The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the date of this Agreement and ending at the later of the Closing Time or the date of receipt by the Company of a Notice of Completion.

SECTION 4.	Payment of Expenses.

           (a)        Expenses Payable by the Company.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii)  the preparation, issuance and delivery of the certificate or certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(i) hereof, including filing fees and the reasonable fees (not to exceed $5,000) and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of its counsel, and (ix) any fees payable in connection with the rating of the Securities.

           (b)        Expenses Payable by the Underwriters.  Except as provided in subsection (a)(v) above and subsection (c) below, the Underwriters will pay all of their out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including the fees and disbursements of counsel for the Underwriters.

           (c)        Expenses Upon Termination.  If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.	Conditions of Underwriters’ Obligations; Termination of Agreement.

           (a)        Conditions.  The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date of this Agreement, as of the Applicable Time and as of the Closing Time, of the representations and warranties of the Company contained in Section 1 hereof and in all certificates of officers of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder to be performed at or prior to the Closing Time, and to the following further conditions:

          (i)     No Stop Order; Commission Filings.  At the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to use of the automatic shelf registration statement form, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The Prospectus shall have been filed with the Commission in accordance with Rule 424(b).  The Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission in accordance with the applicable time periods prescribed for such filings under Rule 433.

         (ii)     Opinions of Counsel for Company.  At the Closing Time, the Representatives shall have received the opinions, dated the date of the Closing Time, of Kirk J. Emge, Esq., General Counsel of the Company, Philip J. Passanante, counsel for the Company, and Covington & Burling LLP, counsel for the Company, substantially in the form of Exhibits A, B, and C hereto, respectively, together with signed or reproduced copies thereof for each of the other Underwriters.

         (iii)    Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the opinion, dated the date of the Closing Time, of Dewey & LeBoeuf LLP, counsel for the Underwriters, as to such matters as the Underwriters shall reasonably request, together with signed or reproduced copies thereof for each of the other Underwriters.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States upon the opinions of counsel to the Company.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

         (iv)     No Material Adverse Change; Officers’ Certificate.  At the Closing Time, (A) there shall not have been (I) since the date of the latest audited balance sheet included in the Disclosure Package and except as disclosed therein or (II) since the Applicable Time, any Material Adverse Change and (B) the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated the date of the Closing Time, to the effect that (I) there has been no such Material Adverse Change, (II) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (III) the Company has complied with all agreements and satisfied all conditions on its part required by this Agreement to be performed or satisfied at or prior to the Closing Time, and (IV) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the signers, contemplated by the Commission.

         (v)     Accountant’s Comfort Letter.  On the date of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP (“PwC”) a letter dated such date, in form and scope consistent with PwC’s internal guidelines for the delivery of comfort letters and, in any event, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of, and certain financial information relating to, the Company contained in the Registration Statement and the Prospectus.

        (vi)     Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from PwC a letter dated the date of the Closing Time, in form and scope consistent with PwC’s internal guidelines for the delivery of comfort letters and, in any event, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that such firm reaffirms the statements made in the letter furnished pursuant to clause (v) above, except that the specified date referred to therein shall be a date not more than three business days prior to the Closing Time.

       (vii)     Maintenance of Rating.  After the execution of this Agreement and prior to the Closing Time, no rating of any of the Company’s debt securities shall have been reduced, suspended or withdrawn and there shall have been no public announcement that any such debt securities have been placed on CreditWatch, Watchlist, or under any similar surveillance or review, in each case with negative implications, by Moody’s Investor’s Service Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor agencies thereto.

      (viii)     Additional Documents.  At the Closing Time, counsel for the Underwriters shall have been furnished with such additional documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

           (b)        Conditions.  Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.	Indemnification.

           (a)        Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission, or any alleged untrue statement or omission in either case of the nature described in clause (i) above; provided that any such settlement is effected with the written consent of the Company; and

         (iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

           (b)        Indemnification of Company, Directors and Officers.  Each Underwriter severally (and not jointly) agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

           (c)        Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a), counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b), counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 6 or contribution could be sought under Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7.	Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by any Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several (and not joint) in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto.

SECTION 8.	Representations, Warranties and Agreements to Survive.

All of the respective representations, warranties and agreements of the Company and the several Underwriters contained in this Agreement, or in certificates of officers of the Company delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person of any Underwriter, or by or on behalf of the Company, or any director, officer or controlling person of the Company, and shall survive delivery of and payment for the Securities.

SECTION 9.	Termination of Agreement.

           (a)        Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been (A) since the date of the latest audited balance sheet included in the Disclosure Package and except as disclosed therein or (B) since the Applicable Time, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to offer, sell or deliver the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the NYSE Alternext U.S. or in the NASDAQ Global Market or the NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of such exchanges or Nasdaq Stock Market, Inc. with respect to such markets or by order of the Commission or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or New York authorities.

(b)        Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; and provided, further, that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.	Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are then obligated to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters approved by the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth.  If, however, the non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then:

         (i)     if the amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (ii)    if the amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect with respect to any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.  As used in this Agreement, the term “Underwriter” includes any person substituted for a defaulting Underwriter under this Section 10.

SECTION 11.	Notices.

All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if received by mail or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, attention: General Counsel, Fax No. (212) 816-7912; Scotia Capital (USA) Inc., One Liberty Plaza, 165 Broadway, 25th Floor, New York, New York 10006, attention: Debt Capital Markets, Tel No. (212) 225-5501, Fax No. (212) 225-6550; Wells Fargo Securities, LLC, One Wells Fargo Center, 301 S. College Street, Charlotte, North Carolina 28202, attention: Transaction Management, Fax No. (704) 383-9165; and notices to the Company shall be directed to it at 701 Ninth Street, N.W., Washington, D.C. 20068, attention: Treasurer.

SECTION 12.	Parties in Interest.

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.	No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.	Governing Law and Time.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.  Specified times of day refer to New York City time.

SECTION 15.	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 16.	Entire Agreement.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter of this Agreement.

SECTION 17.	Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

Atlantic City Electric Company

By:	/s/ Kevin M. McGowan
Name: Kevin M. McGowan
Title: Treasurer

Confirmed and Accepted,
as of the date first above written

Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

Scotia Capital (USA) Inc.

By:	/s/ Paul McKeown
Name: Paul McKeown
Title: Managing Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Securities

Citigroup Global Markets Inc.	$ 60,000,000
Scotia Capital (USA) Inc.	60,000,000
Wells Fargo Securities, LLC	60,000,000
The Williams Capital Group, L.P.	20,000,000

Total	$200,000,000

Sch A-1

SCHEDULE B

Issuer Free Writing Prospectuses

1.           Term Sheet attached as Schedule C hereto

Sch B-1

SCHEDULE C

Filed Pursuant to Rule 433 Registration No. 333-169477-01 March 29, 2011
ATLANTIC CITY ELECTRIC COMPANY
$200,000,000
First Mortgage Bonds, 4.35% Series due April 1, 2021
PRICING TERM SHEET

Issuer:	Atlantic City Electric Company
Issue:	First Mortgage Bonds, 4.35% Series due April 1, 2021
Ratings:*	[Intentionally omitted]
Offering Size:	$200,000,000
Coupon:	4.35%
Trade Date:	March 29, 2011
Settlement Date:	April 5, 2011 (T+5)
Stated Maturity:	April 1, 2021
Initial Public Offering Price:	99.848% per Bond
Proceeds to Issuer (before expenses):	$198,396,000
Yield to Maturity:	4.369%
Benchmark Treasury:	3.625% due February 15, 2021
Benchmark Treasury Yield:	3.469%
Spread to Benchmark Treasury:	+90 bps
Optional Redemption:	Make-whole call at any time prior to January 1, 2021 at 15 bps spread over Benchmark Treasury.

Callable on or after January 1, 2021 at par.
Interest Payment Dates:	April 1 and October 1 of each year, commencing October 1, 2011
CUSIP Number/ISIN:	048303CE9/US048303CE96
Joint Book-Running Managers:	Citigroup Global Markets Inc. Scotia Capital (USA) Inc. Wells Fargo Securities, LLC
Co-Manager:	The Williams Capital Group, L.P.

* A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating agency has its own methodology for assigning ratings, and, accordingly, each rating should be considered independently of all other ratings.

The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more

Sch C-1

complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407, Scotia Capital (USA) Inc. toll-free at 1-800-372-3930 or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

Sch C-2

Exhibit A

Form of Opinion of Kirk J. Emge, Esq.
to be Delivered Pursuant to Section 5(a)(ii)

April 5, 2011

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Scotia Capital (USA) Inc.
One Liberty Plaza
165 Broadway, 25th Floor
New York, New York 10006

Wells Fargo Securities, LLC
One Wells Fargo Center
301 S. College Street
Charlotte, North Carolina 28202

As Representatives of the Several Underwriters

Ladies and Gentlemen:

I am General Counsel of Atlantic City Electric Company, a New Jersey corporation (the “Company”), and have acted as counsel to the Company in connection with the issuance and sale of $200,000,000 in aggregate principal amount of First Mortgage Bonds, 4.35% Series due April 1, 2021 (the “Securities”) pursuant to the Purchase Agreement, dated March 29, 2011, among the Company and Citigroup Global Markets Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, for themselves and as representatives of the other underwriters named in Schedule A thereto (the “Purchase Agreement”).  The Securities will be issued under the Mortgage and Deed of Trust, dated as of January 15, 1937, from the Company to The Bank of New York Mellon (formerly Irving Trust Company), as trustee (the “Trustee”), as amended and supplemented by various supplemental indentures including the supplemental indenture, dated as of March 29, 2011 (the “Supplemental Indenture”), establishing the terms of the Securities (such Mortgage and Deed of Trust, as so amended and supplemented, the “Indenture”).  This opinion is being delivered to you in accordance with Section 5(a)(ii) of the Purchase Agreement.  Unless otherwise defined herein, capitalized terms used herein have the respective meanings provided in the Purchase Agreement.

In connection with rendering the opinions set forth herein, I, or my representatives, have reviewed:

(i)	the Purchase Agreement;

(ii)	the Registration Statement on Form S-3, Registration No. 333-169477-01, filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2010

Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
as Representatives of the Several Underwriters
April 5, 2011

(the “Registration Statement”), registering, inter alia, the Securities for sale under the Securities Act of 1933, as amended (the “1933 Act”);

(iii)
the preliminary prospectus, consisting of the prospectus, dated September 20, 2010 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement, dated March 29, 2011, with respect to the offer and sale of the Securities, filed with the Commission on March 29, 2011, pursuant to Rule 424(b) under the 1933 Act (as so supplemented, the “Pricing Prospectus”);

(iv)
the term sheet, dated March 29, 2011, with respect to the offer and sale of the Securities, filed with the Commission on March 29, 2011, pursuant to Rule 433(d) under the 1933 Act (the “Term Sheet” and together with the Pricing Prospectus, the “Disclosure Package”);

(v)
the final prospectus, consisting of the Base Prospectus, as supplemented by a final prospectus supplement, dated March 29, 2011, with respect to the offer and sale of the Securities, filed with the Commission on March 30, 2011, pursuant to Rule 424(b) under the 1933 Act (as so supplemented, the “Prospectus”);

(vi)	the Indenture;

(vii)	the Supplemental Indenture; and

(viii)	a facsimile copy of the Securities furnished by the Trustee.

I, or my representatives, also have examined or caused to be examined originals, or copies that have been certified or otherwise identified to my or their satisfaction as being true copies, of such other instruments, certificates and other documents or records as I or they have deemed necessary or appropriate to enable me to render the opinions set forth below.  In my or my representatives’ review and examination, I or they have assumed the genuineness of all signatures, the authenticity of all documents submitted to me or them as originals, and the conformity to original documents of all documents submitted to me or them as copies.

Based on the foregoing, and subject to the reservations and exceptions set forth herein, I am of the opinion that:

1.
The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

2.
The Registration Statement is effective under the 1933 Act, and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under Section 8(d) of the 1933 Act and no proceedings for that purpose have been instituted by the Commission or are pending or threatened by the Commission.  The Pricing Prospectus and the

Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
as Representatives of the Several Underwriters
April 5, 2011

Prospectus have been filed in the manner and within the time period required by Rule 424(b) under the 1933 Act and the Term Sheet has been filed in the manner and within the time period required by Rule 433(d) under the 1933 Act.

3.
The documents incorporated by reference in the Prospectus (other than the financial statements, including the notes thereto, the financial schedules and the other financial data included or incorporated by reference therein or with respect to the Statements of Eligibility on Form T-1 filed as Exhibits 25.05, 25.06 and 25.07 to the Registration Statement, as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

4.
The execution, delivery and performance of the Indenture and the Purchase Agreement and the issuance and sale of the Securities and compliance with the terms thereof by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default or Repayment Event under, or result in the creation or imposition of any Lien (other than the Lien of the Indenture) upon any property or assets of the Company under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties that in my experience customarily applies to transactions of the type contemplated by the Purchase Agreement, the Indenture and the Securities, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the articles of incorporation or by-laws of the Company or any such subsidiary, except, in the cases of clauses (i) and (ii) above, for any such breach, violation, default, Repayment Event or Lien that would not result in a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by the Purchase Agreement.

5.
Except as disclosed in the Prospectus, there is not pending or, to the best of my knowledge, threatened, any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

6.
No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Purchase Agreement in connection with the offering, issuance, sale or delivery of the Securities by the Company, except such as have

Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
as Representatives of the Several Underwriters
April 5, 2011

already been obtained or such as may be required under state securities laws, and the Company has complied, in all material respects, with all terms and conditions contained in all such consents, approvals, authorizations and orders as have been obtained.

I am not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus and make no representations that I have independently verified the accuracy, completeness or fairness of such statements, except insofar as such statements refer specifically to me.  However, based on my or my representatives’ examination of the Registration Statement, the Disclosure Package and the Prospectus, on my general familiarity with the affairs of the Company and on my or my representatives’ participation in conferences with officials and other representatives of, and other counsel for, the Company, with PricewaterhouseCoopers LLP, the independent accountants of the Company, and with your representatives and your counsel, I do not believe that (a) the Registration Statement, on the date of the effectiveness of the Registration Statement as provided in Rule 430B(f)(2) under the 1933 Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date contained, or as of the date hereof contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.   The foregoing statement is subject to the qualification that I am not expressing any opinion or belief on the financial statements, including the notes thereto, the financial schedules and the other financial data included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus or with respect to the Statements of Eligibility on Form T-1 filed as Exhibits 25.05, 25.06 and 25.07 to the Registration Statement.

I am a member of the Bar of the District of Columbia and the Bar of the State of Maryland, and I express no opinion herein as to any law other than the law of the State of New Jersey, the Commonwealth of Pennsylvania and the federal law of the United States.  With respect to the laws of the State of New Jersey and the Commonwealth of Pennsylvania, I have received advice, satisfactory to me, from New Jersey and Pennsylvania counsel admitted in such jurisdictions whom I deem fully competent to furnish such advice.  For purposes of the opinion expressed in paragraph 4(ii) above, I have assumed that any document referred to therein which is not stated to be governed by the law of the State of New Jersey would be construed and enforced as written.

The opinions contained herein are rendered solely for your benefit and may not be relied on by any other person, except that I hereby authorize Dewey & LeBoeuf LLP, in connection with rendering its opinion to you on the date hereof relating to the offer and sale of the Securities, to rely on such opinions with respect to matters governed by the laws of the State of New Jersey and the Commonwealth of Pennsylvania.  The opinions expressed in this letter are limited to the matters set forth herein, and no opinion should be inferred beyond those opinions expressly stated.  I assume no obligation to advise you of any facts that come to my attention, or any changes in law, subsequent to the date hereof.

Very truly yours,

Kirk J. Emge

Exhibit B

Form of Opinion of Philip J. Passanante, Esq.
to be Delivered Pursuant to Section 5(a)(ii)

April 5, 2011

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Scotia Capital (USA) Inc.
One Liberty Plaza
165 Broadway, 25th Floor
New York, New York 10006

Wells Fargo Securities, LLC
One Wells Fargo Center
301 S. College Street
Charlotte, North Carolina 28202

As Representatives of the Several Underwriters

Ladies and Gentlemen:

I am an employee of PHI Service Company and I am authorized to provide legal services to its affiliate, Atlantic City Electric Company, a New Jersey corporation (the “Company”).  I have acted as counsel to the Company in connection with the issuance and sale of $200,000,000 in aggregate principal amount of First Mortgage Bonds, 4.35% Series due April 1, 2021 (the “Securities”) pursuant to the Purchase Agreement, dated March 29, 2011, among the Company and Citigroup Global Markets Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC., for themselves and as representatives of the other underwriters named in Schedule A thereto (the “Purchase Agreement”).  The Securities will be issued under the Mortgage and Deed of Trust, dated as of January 15, 1937, from the Company to The Bank of New York Mellon (formerly Irving Trust Company), as trustee (the “Trustee”), as amended and supplemented by various supplemental indentures including the supplemental indenture, dated as of March 29, 2011 (the “Supplemental Indenture”), establishing the terms of the Securities (such Mortgage and Deed of Trust, as so amended and supplemented, the “Indenture”).  This opinion is being delivered to you in accordance with Section 5(a)(ii) of the Purchase Agreement.  Capitalized terms not defined herein have the respective meanings set forth in the Purchase Agreement.

In connection with rendering the opinions set forth herein, I have reviewed:

(i)	the Purchase Agreement;

(ii)
the Registration Statement on Form S-3, Registration No. 333-169477-01, filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2010 (the “Registration Statement”), registering, inter alia, the Securities for sale under the Securities Act of 1933, as amended (the “1933 Act”);

Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
as Representatives of the Several Underwriters
April 5, 2011

(iii)
the preliminary prospectus, consisting of the prospectus, dated September 20, 2010 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement, dated March 29, 2011, with respect to the offer and sale of the Securities, filed with the Commission on March 29, 2011, pursuant to Rule 424(b) under the 1933 Act (as so supplemented, the “Pricing Prospectus”);

(iv)
the term sheet, dated March 29, 2011, with respect to the offer and sale of the Securities, filed with the Commission on March 29, 2011, pursuant to Rule 433(d) under the 1933 Act (the “Term Sheet” and together with the Pricing Prospectus, the “Disclosure Package”);

(v)
the final prospectus, consisting of the Base Prospectus, as supplemented by a final prospectus supplement, dated March 29, 2011, with respect to the offer and sale of the Securities, filed with the Commission on March 30, 2011, pursuant to Rule 424(b) under the 1933 Act (as so supplemented, the “Prospectus”);

(vi)	the Indenture;

(vii)	the Supplemental Indenture; and

(viii)	a facsimile copy of the Securities furnished by the Trustee.

I also have examined or caused to be examined originals, or copies that have been certified or otherwise identified to my satisfaction as being true copies, of such other instruments, certificates and other documents or records as I have deemed necessary or appropriate to enable me to render the opinions set forth below.  In my review and examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies.

I have assumed that (i) the Securities have been duly executed by the Company (except to the extent that the execution thereof is governed by the laws of the State of New Jersey) and (ii) the Purchase Agreement and the Indenture have been duly executed and delivered by the Company (except to the extent that the execution and delivery thereof is governed by the laws of the State of New Jersey).

Based on the foregoing, and subject to the reservations and exceptions set forth herein, I am of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey.

2.
The Company has corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

3.
All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Conectiv, LLC, a Delaware limited liability company wholly-

Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
as Representatives of the Several Underwriters
April 5, 2011

owned by Pepco Holdings, Inc. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

4.
The Purchase Agreement has been duly authorized by the Company and duly executed and delivered by the Company (insofar as the validity of such execution and delivery is governed by the laws of the State of New Jersey).

5.
No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Purchase Agreement in connection with the offering, issuance, sale or delivery of the Securities by the Company, except such as have already been obtained or such as may be required under state securities laws, and the Company has complied with all terms and conditions contained in such consents, approvals, authorizations and orders as have been obtained.

6.
The Indenture has been duly authorized by the Company  and duly executed and delivered by the Company (insofar as the validity of such execution and delivery is governed by the laws of the State of New Jersey) and constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting mortgagees’ and other creditors’ rights and to general equity principles and except to the extent that the law of the jurisdictions in which the mortgaged property is located may limit or deny certain remedial provisions of the Indenture.

7.
The Securities are in the form contemplated by the Indenture, have been duly authorized and executed by the Company (insofar as the validity of such execution is governed by the laws of the State of New Jersey), and when the Securities have been (A) authenticated and delivered by the Trustee under the Indenture and (B) issued and delivered by the Company against payment of the purchase price therefor as provided in the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be entitled to the benefits of the Mortgage ratably with all other securities outstanding thereunder.

8.
The Company has good and marketable title to all real property owned by the Company and described in the Indenture as subject to the lien thereof, subject only to such exceptions, defects and qualifications as do not (I) affect the value of any such properties that are material to the business of the Company in any material respect or (II) affect the use made or proposed to be made of such properties by the Company in any material respect; and the descriptions of all

Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
as Representatives of the Several Underwriters
April 5, 2011

such property contained in the Indenture are adequate for purposes of the lien purported to be created by the Indenture.

9.
The Indenture constitutes a valid first lien or charge, to the extent that it purports to be such, upon the interest held by the Company in its property covered by the Indenture, subject only to such exceptions, defects, qualifications and other matters as may be permitted by the Indenture and to such other matters as in my opinion do not materially affect the security for the Securities.  The Indenture (except for the Supplemental Indenture) has been duly recorded, and the Supplemental Indenture has been duly filed for recordation as a mortgage of real estate, in each county in which real property subject to the lien of the Indenture is located, and all requisite steps have been taken to perfect the security interest of the Indenture in personal property of the Company; and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements and similar documents and the issuance of the Securities have been paid.

10.
The statements of law and legal conclusions contained in the Registration Statement and Prospectus under “Description of First Mortgage Bonds-Security” are true and correct in all material respects and fairly present the information purported to be given.

The opinions set forth in paragraphs 6 and 7 above are subject to the following limitations and qualifications:

(a)           I express no opinion as to:

(i) waivers of defenses or other rights or benefits bestowed by operation of law;

(ii) releases or waivers of unmatured claims or rights;

(iii) provisions requiring amendments and waivers to be in writing;

(iv) provisions making notices effective even if not actually received; or

(v) provisions purporting to make a party’s determination conclusive

(b)            I have assumed at your request that the validity and enforceability of the Indenture and Securities are governed by the laws of the State of New Jersey; however, I am not expressing an opinion as to whether the validity and enforceability of the Indenture or the Securities are or are not governed by the laws of the State of New Jersey.

Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
as Representatives of the Several Underwriters
April 5, 2011

(c)            The enforceability of rights and remedies purported to be granted to the Trustee under the Mortgage may be limited by applicable law, but those limitations (exclusive of the matters referred to in the other qualifications set forth herein) do not make the rights and remedies afforded under the Mortgage inadequate for the practical realization of the principal benefits intended to be provided by the Mortgage.

I am a member of the Bar of the State of New Jersey, and I express no opinion herein as to any law other than the law of the State of New Jersey and the Commonwealth of Pennsylvania.  With respect to the law of the Commonwealth of Pennsylvania, I have received advice, satisfactory to me, from Pennsylvania counsel admitted in such jurisdiction whom I deem fully competent to furnish such advice.

The opinions contained herein are rendered solely for your benefit and may not be relied on by any other person, except that I hereby authorize Dewey & LeBoeuf LLP, in connection with rendering its opinion to you on the date hereof relating to the offer and sale of the Securities, to rely on such opinions with respect to matters governed by the laws of the State of New Jersey and the Commonwealth of Pennsylvania.  The opinions expressed in this letter are limited to the matters set forth herein, and no opinion should be inferred beyond those opinions expressly stated.  I assume no obligation to advise you of any facts that come to my attention, or any changes in law, subsequent to the date hereof.

Very truly yours,

Philip J. Passanante

Exhibit C

Form of Opinion of Covington & Burling
to be Delivered Pursuant to Section 5(a)(ii)

April 5, 2011

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Scotia Capital (USA) Inc.
One Liberty Plaza
165 Broadway, 25th Floor
New York, New York 10006

Wells Fargo Securities, LLC
One Wells Fargo Center
301 S. College Street
Charlotte, North Carolina 28202

As Representatives of the Several Underwriters

Ladies and Gentlemen:

We have acted as special counsel to Atlantic City Electric Company, a New Jersey corporation (the “Company”), in connection with the issuance and sale by the Company of $200,000,000 in aggregate principal amount of First Mortgage Bonds, 4.35% Series due April 1, 2021 (the “Securities”) pursuant to the Purchase Agreement, dated March 29, 2011, among the Company and Citigroup Global Markets Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, for themselves and as representatives of the other underwriters named in Schedule A thereto (the “Purchase Agreement”).  The Securities will be issued under the Mortgage and Deed of Trust, dated as of January 15, 1937, from the Company to The Bank of New York Mellon (formerly Irving Trust Company), as trustee (the “Trustee”), as amended and supplemented by various supplemental indentures, including the supplemental indenture, dated as of March 29, 2011 (the “Supplemental Indenture”), establishing the terms of the Securities (such Mortgage and Deed of Trust, as so amended and supplemented, the “Mortgage”).  This opinion is being delivered to you in accordance with Section 5(a)(ii) of the Purchase Agreement.  Unless otherwise defined herein, capitalized terms used herein have the respective meanings provided in the Purchase Agreement.

We have reviewed:

(i)	the Purchase Agreement;

(ii)
the Registration Statement on Form S-3, Registration No. 333-169477-01, filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2010 (the “Registration Statement”), registering, inter alia, the Securities for sale under the Securities Act of 1933, as amended (the “1933 Act”);

Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
as Representatives of the Several Underwriters
April 5, 2011

(iii)
the preliminary prospectus, consisting of the prospectus, dated September 20, 2010 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement, dated March 29, 2011, with respect to the offer and sale of the Securities, filed with the Commission on March 29, 2011, pursuant to Rule 424(b) under the 1933 Act (as so supplemented, the “Pricing Prospectus”);

(iv)
the term sheet, dated March 29, 2011, with respect to the offer and sale of the Securities, filed with the Commission on March 29, 2011, pursuant to Rule 433(d) under the 1933 Act (the “Term Sheet” and together with the Pricing Prospectus, the “Disclosure Package”);

(v)
the final prospectus, consisting of the Base Prospectus, as supplemented by a final prospectus supplement, dated March 29, 2011, with respect to the offer and sale of the Securities, filed with the Commission on March 30, 2011, pursuant to Rule 424(b) under the 1933 Act (as so supplemented, the “Prospectus”);

(vi)	the Mortgage; and

(vii)	a facsimile copy of the Securities furnished by the Trustee.

We also have reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of rendering this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.  We have assumed further that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all legal right, power and authority and has obtained all authorizations and approvals of governmental authorities necessary (A) to issue and sell the Securities and (B) to execute, deliver and perform its obligations under the Purchase Agreement, the Mortgage and the Securities, (ii) the issuance and sale of the Securities and the execution, delivery and performance by the Company of its obligations under the Purchase Agreement, the Mortgage and the Securities have been duly authorized by the Company, (iii) the Securities have been duly executed by the Company (except to the extent that the execution and delivery thereof is governed by the laws of the State of New York) and, upon issuance, will constitute valid securities within the meaning of Section 12A:8-110a.(1) of the New Jersey Uniform Commercial Code, (iv) the Purchase Agreement and the Supplemental Indenture have has been duly executed and delivered by the Company (except to the extent that the execution and delivery thereof is governed by the laws of the State of New York), (v) the Mortgage (excluding the Supplemental Indenture) has been duly executed and delivered by the Company and (vi) the Mortgage and the Securities constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New Jersey.

We have made no investigation for the purpose of verifying the assumptions set forth herein.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and on information regarding the Company contained in the Registration Statement and the Prospectus.

Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
as Representatives of the Several Underwriters
April 5, 2011

As used in this opinion, all references to the “Registration Statement,” the “Pricing Prospectus” and the “Prospectus” include all material incorporated by reference therein, to the extent not modified or superseded by statements and other information in the Registration Statement, Pricing Prospectus or Prospectus or in later filed material so incorporated.  In addition, the qualification in paragraph 5 of this letter “to the best of our knowledge” means the actual knowledge, but not constructive or imputed knowledge, of the attorneys in our firm who have given substantive attention to the transaction that is the subject of this opinion, without any representation or implication that any inquiry has been made with respect to such statements.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1.
The Supplemental Indenture and the Purchase Agreement have been duly executed and delivered by the Company (insofar as the validity of such execution and delivery is governed by the laws of the State of New York).

2.
The Mortgage constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (insofar as validity and enforceability are governed by the laws of the State of New York), subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and except to the extent that the law of the jurisdictions in which the mortgaged property is located may limit or deny certain remedial provisions of the Mortgage.  The Mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

3.
The Securities are in the form contemplated by the Mortgage and have been duly executed by the Company (insofar as the validity of such execution is governed by the laws of the State of New York), and when the Securities have been (A) duly authenticated and delivered by the Trustee under the Mortgage and (B) issued and delivered by the Company against payment of the purchase price therefor as provided in the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (insofar as validity and enforceability are governed by the laws of the State of New York), subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be entitled to the benefits of the Mortgage.

Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
as Representatives of the Several Underwriters
April 5, 2011

4.	The descriptions of the Securities and the Mortgage contained in the Prospectus are accurate in all material respects.

5.
The Registration Statement is effective under the 1933 Act; the Pricing Prospectus and the Prospectus have been filed in the manner and within the time period required by Rule 424(b), and the Term Sheet has been filed in the manner and within the time period required by Rule 433(d), under the 1933 Act; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

6.
The Registration Statement, on the date of the effectiveness of the Registration Statement as provided in Rule 430B(f)(2) under the 1933 Act, and the Prospectus, as of the date thereof (excluding the documents incorporated in the Registration Statement or the Prospectus by reference and other than the financial statements, including the notes thereto, the financial schedules and the other financial and statistical data included therein and the Statements of Eligibility on Form T-1 filed as Exhibits 25.05, 25.06 and 25.07 to the Registration Statement, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and with the 1939 Act and the rules and regulations of the Commission thereunder.

7.
The Company is not, and upon the issuance and sale of the Securities as contemplated by the Prospectus and the application of the net proceeds therefrom as described in the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Our opinions in paragraphs 2 and 3 above are subject to the following limitations and qualifications:

(a)           We express no opinion as to:

(i)	waivers of defenses or other rights or benefits bestowed by operation of law;

(ii)	releases or waivers of unmatured claims or rights;

(iii)	provisions requiring amendments and waivers to be in writing;

(iv)	provisions making notices effective even if not actually received; or

(v)	provisions purporting to make a party’s determination conclusive.

Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
as Representatives of the Several Underwriters
April 5, 2011

(b)           We express no opinion as to (i) the ownership of or title to any property, or as to the adequacy of any description of property or (ii) any security interest or lien or the perfection or priority thereof.

(c)           The enforceability of rights and remedies purported to be granted to the Trustee under the Mortgage may be limited by applicable law, but those limitations (exclusive of the matters referred to in the other qualifications set forth herein) do not make the rights and remedies afforded under the Mortgage inadequate for the practical realization of the principal benefits intended to be provided by the Mortgage.

In addition, in accordance with our understanding with the Company as to the scope of our services in connection with the offering of the Securities, as special counsel to the Company, we reviewed the Registration Statement, the Disclosure Package and the Prospectus and participated in discussions with your representatives and those of the Company, your counsel and the Company’s accountants.  On the basis of the information which was reviewed by us in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice under the Federal securities laws, we confirm to you that nothing came to our attention in the course of such review which has caused us to believe that (a) the Registration Statement, on the date of the effectiveness of the Registration Statement as provided in Rule 430B(f)(2) under the 1933 Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package, as of the Applicable Time (as specified in the Purchase Agreement), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date contained, or as of the date hereof contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, except as specified in paragraph 4 above.  Also, we do not express any opinion or belief as to the financial statements, including the notes thereto, the financial schedules and the other financial and statistical data included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus or with respect to the Statements of Eligibility on Form T-1 filed as Exhibits 25.05, 25.06 and 25.07 to the Registration Statement.

We do not express any opinion on any laws other than the laws of the State of New York and the federal securities laws of the United States.  We are not expressing an opinion as to whether the validity and enforceability of the Indenture and the Securities are or are not governed by the laws of the State of New York.

Citigroup Global Markets Inc.
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
as Representatives of the Several Underwriters
April 5, 2011

This letter is given to you as Representatives of the several Underwriters and is solely for the benefit of the several Underwriters.  It may not be disclosed to or relied upon by any other person without our written consent.

Very truly yours,